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                                                                   EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-84694) of our report dated November 15, 2001, except for Note 19 which is as of November 27, 2001 relating to the consolidated financial statements, which appears in Agilent Technologies, Inc.'s Annual Report on Form 10-K/A for the year ended October 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California
April 8, 2002